UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 29, 2012

LIGHTCOLLAR, INC.

(Exact name of registrant as specified in Charter)

Nevada	333-1771342	42-1771342
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

Po Box 973, #264

3rd Ave. West

Unity, Saskatchewan

Canada, S0K 4L0

(Address of Principal Executive Offices)

(306) 228-3262

(Registrants Telephone number, including area code)

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events

On June 6, 2011, the Company filed a Prospectus as part of its Registration Statement on Form S-1.  That Prospectus was declared effective on September 15, 2011.  Under the terms of the Prospectus, that Offering was to expire on March 16, 2012, unless extended by the Board of Directors.  On March 9, 2012, the Board of Directors unanimously voted to extend the Offering period for an additional 90 days, as provided by the Prospectus.  The revised Prospectus with an extended offering period was declared effective August 7, 2012, and was set to expire on December 28, 2012.

The Company sought to raise $100,000 under the Offering.  On November 19, 2012, the Company closed its Offering and will not sell any additional shares under that Prospectus.  The Company sold 3,650,000 shares under the Prospectus, raising a total of $36,500.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LIGHTCOLLAR, INC.
/s/ Colin Mills
Dated: January 9, 2013	By:	Colin Mills
	Its	President